Exhibit 99.1

VIASPACE STOCKHOLDER AGREES TO EXTEND LOCK-UP
OF SHARES UNTIL APRIL 9, 2011

PASADENA, CA.— April 13, 2006—VIASPACE Inc. (OTCBB: VSPC) today announced that SNK Capital Trust (“SNK”), its largest external non-management stockholder, has agreed to extend the lock-up of 61,204,286 shares, representing 21% of the outstanding shares in the company, until April 9, 2011. SNK’s shares previously were restricted until June 22, 2006 under SEC Rule 144.

Under the signed lock-up agreement, SNK will not offer, sell, contract to sell, pledge, or otherwise dispose of any shares or securities convertible into or exchangeable or exercisable for any shares, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the shares.

About VIASPACE: VIASPACE is a diversified technology company with knowledge and expertise in energy/fuel cells, microelectronics, sensors, homeland security and public safety, and information and computational technology. VIASPACE was founded in 1998 with the objective of transforming proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions that solve today’s complex problems. For more information, please visit our website at www.VIASPACE.com. The company can be contacted at IR@VIASPACE.com.
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This news release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or our future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” should,” “could,” “would,” “will,” “expect,” “plan,” “intend,” “predict,” “anticipate,” believe,” “estimate,” “potential,” “continue,” or the negative of such terms or other comparable terminology. Similarly, statements in this release that describe the company’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. These statements are only predictions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include the risks outlined in our periodic filings with the U.S. Securities and Exchange Commission, as well as general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits and other factors over which VIASPACE has little or no control.

Press contact: Carl Kukkonen, CEO, telephone 626-296-6310; e-mail: Kukkonen@VIASPACE.com